UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

     Date of Report (date of earliest event reported): February 24, 2017


                               CEL-SCI CORPORATION
              ---------------------------------------------------
             (Exact name of Registrant as specified in its charter)



       Colorado                       01-11889                  84-0916344
 --------------------            -------------------         ----------------
(State or other jurisdiction    (Commission File No.)       (IRS Employer
of incorporation)                                            Identification No.)


                         8229 Boone Boulevard, Suite 802
                             Vienna, Virginia 22182
              ---------------------------------------------------
          (Address of principal executive offices, including Zip Code)



       Registrant's telephone number, including area code: (703) 506-9460

                                       N/A
              ---------------------------------------------------
          (Former name or former address if changed since last report)

Item 3.01.  Other Events.

     On December 9, 2016, the Company received notice from the NYSE MKT (the "Exchange") indicating that the Company was not in compliance with Section 1003(a) of the Exchange's continued listing standards in the Company Guide. The Company was afforded the opportunity to submit a plan to regain compliance, and on January 9, 2017 the Company submitted its plan to the Exchange.

     On February 24, 2017, the Exchange notified the Company that it accepted the Company's plan of compliance and granted the Company an extension until June 11, 2018 to regain compliance with the continued listing standards. The Company will be subject to periodic review during the extension period. Failure to make progress consistent with the plan or to regain compliance with the continued listing standards by the end of the extension period could result in the Company being delisted from the NYSE MKT.

     On February 27, 2017, the Company issued a press release announcing its receipt from the Exchange of its acceptance of the Company's plan of compliance. The full text of this press release is attached as Exhibit 99.

Item 9.01.  Financial Statements anf Exhibits.

Exhibit     Description
-------     -----------

 99         Press Release dated February 27, 2017

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  February 27, 2017                     CEL-SCI CORPORATION



                                         By: /s/ Patricia B. Prichep
                                             ---------------------------------
                                             Patricia B. Prichep,
                                             Senior Vice President of Operations